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[MACROCHEM CORPORATION LETTERHEAD APPEARS HERE]

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Release: 4 PM EDT Sept. 5, 2001     Contact: Bernard Patriacca, VP/CFO  (781) 862-4003 x304
                                               Mike Seely, Investor Access (203) 353-8200

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 PHASE 3 STUDY SHOWS STATISTICALLY SIGNIFICANT IMPROVEMENT IN ERECTILE FUNCTION
                        IN PATIENTS TREATED WITH TOPIGLAN

MacroChem releases important information from trial prior to completing analysis after it determines some end points may have been impacted by subpotent doses

  Company will host webcast conference call for investors at 9AM EDT Sept. 6 -
   dial 800-370-0906 to participate, http://www.calleci.com/pages/pub_web.jsp to listen


     Lexington, MA, September 5 - MacroChem Corporation (NASDAQ: MCHM) announced today that its investigational topical drug for erectile dysfunction ("ED"), Topiglan(R), achieved statistical significance in both total erectile-function score and improvement in erectile function versus control among patients conforming to protocol in a recently completed Phase 3 clinical trial, despite evidence of an unexpected decrease in drug potency in tested samples.

     Topiglan is a topical gel containing 1% alprostadil, an erection-inducing synthetic version of a hormone found naturally in human semen, and 5% SEPA(R), the company's patented drug-absorption excipient. Men apply Topiglan to the glans (head) of the penis prior to intercourse. Unlike Viagra(R)/1/, Topiglan's alprostadil can be used by men taking organic nitrate heart drugs.

     "We previously announced that we expected to report results in late September or early October," explained Robert J. Palmisano, president and chief executive officer of MacroChem. "But rather than wait until we fully completed the trial analysis, we decided to release our important findings as soon as we determined key trends."

ACHIEVES STATISTICAL SIGNIFICANCE IN IIEF ERECTILE-FUNCTION DOMAIN, IMPROVEMENT

     Despite evidence of significant reductions in the intended dose of alprostadil and SEPA(R), MacroChem has determined that its first Phase 3 study achieved statistical significance in the total score and in improvement of the IIEF (International Index of Erectile Function) erectile-function domain score among protocol-conforming patients treated with Topiglan versus control vehicle.

     "The six erectile-function questions on which Topiglan achieved significance are one of the generally accepted academic standards used to describe performance of an ED drug," explained Paul J. Schechter, MD, PhD, MacroChem vice president of drug development and regulatory affairs. "Those questions relate to frequency of erections during sexual activity, whether those erections were hard enough to penetrate a partner, ability to maintain erection after penetration and through completion (ejaculation), and confidence in ability to get and maintain an erection."

                                     -more-

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/1/ Viagra(R) is a registered trademark of Pfizer Inc.
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Page 2 - MacroChem reports Topiglan trial results

     Protocol-conforming ("per-protocol") patients are a subset of the total ("intent to treat") population. The intent-to-treat population consists of men screened into a clinical trial and randomized to drug or placebo and - in this trial - had at least one evaluable treatment after attempting intercourse with study medication. After a study is completed, the subset of per-protocol patients can be identified as those who have followed all instructions and conditions, as opposed to those who should not have been admitted into the trial, or who failed to comply with dosage or other instructions. Regulatory submissions typically include only results of the "intent-to-treat" population.

     In addition to a statistically significant improvement in erectile function, early results from the Phase 3 study show that, at the end of the treatment period, more patients using Topiglan than control were able to reach a grade 3 or 4 erection, and were therefore able to obtain adequate rigidity for vaginal penetration. A grade 4 erection is defined as maximum rigidity on a 0 to 4 point scale. However, the study showed positive direction but not statistical significance in the ability to maintain erection to completion of intercourse, a benchmark typically required for approval of an ED drug.

SUBPOTENT DOSES DETECTED AFTER TRIAL CLOSED

     According to Mr. Palmisano, a sampling of returned, unused patient doses revealed that the potency of ingredients in Topiglan were considerably below design parameters in a significant percentage of samples tested. MacroChem believes this decreased potency likely resulted from interaction with components of the unit-dose dispenser used in the Phase 3 trial. That trial was started last September using a multi-component dispenser available at that time. The company has since developed a blister-type dispenser it expects to use in subsequent trials.

     "The men in our trial turned out to be a tough pool of patients, with median scores between 9.0 and 10.5 on the 30-point erectile-function domain of the IIEF questionnaire, where a score of 25 represents the upper limits of mild ED, and 10 represents the upper limits of severe disease," Mr. Palmisano said.

     "In this challenging group of men, who clearly needed all the drug we could deliver, any reduced Topiglan potency was unfortunate," he said.

     "Nevertheless, we are pleased that so many benchmarks for successful intercourse in our study were either statistically significant in favor of Topiglan or trending in a positive direction," he noted.

     "There was an increased incidence of localized side effects with Topiglan versus control at the site of application, the vast majority of which were mild or moderate in nature," Mr. Palmisano said.

     "However, we have, for the first time, Phase 3 clinical evidence that Topiglan does induce erections. While we didn't hit all our targets, these results show that we are on the right path and will help guide our development process moving forward."

                                     -more-
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Page 3 - MacroChem reports Topiglan trial results

     "In recognition of the millions of patients who've not found an acceptable treatment with the currently marketed and other investigational drugs that preceded us, and are looking for us to do better, we've decided to move ahead using a reformulated Topiglan and new dispenser we believe will deliver considerably more drug than the formulation just tested in our first Phase 3 trial," Mr. Palmisano said. "MacroChem will meet with the FDA to determine required additional clinical trials that will expedite our NDA submission."

ED MARKET ESTIMATED TODAY AT MORE THAN 70 MILLION WORLDWIDE

     Erectile dysfunction ("ED") describes the inability of a man to respond to sexual stimulation with a penile erection of sufficient firmness to penetrate his partner, and to maintain that firmness through ejaculation.

     The National Institutes of Health estimates that more than 30 million American men suffer some degree of ED. Decision Resources Inc. estimates more than 76 million men suffer from ED in the seven most industrialized nations. At age 65, 62% of all men have some degree of erectile dysfunction - 18% mild, 30% moderate, and 14% severe./1/

     The only oral ED drug approved for marketing in the U.S., Viagra(R), from Pfizer Laboratories, has been prescribed 22 million times for 7 million American patients since its introduction in April of 1998. FDA approval of Viagra was based on multiple randomized, double blind, placebo controlled trials.

BY ESTIMATED TOPIGLAN LAUNCH, ED MARKET MAY BE $6 BILLION/YEAR

     Wall Street analysts at Lehman Brothers and SG Cowen estimate that, by 2004, ED drug sales will total between $4 billion and $6 billion. Cowen believes that today, about 10% of American men with ED currently seek help, but by 2004, when MacroChem expects Topiglan to be marketed, only 15% will be treated. Topiglan is patent protected until 2017.

     "By the time we expect Topiglan to reach the market, three Viagra-class drugs may be available, but won't affect the sales potential of Topiglan - and might actually increase its utilization," Mr. Palmisano noted.

                                     -more-


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/2/ Feldman et al, Impotence and its medical and psychosocial correlates:
results of the Massachusetts Male Aging Study. J Urol (1994 Jan) 151(1):54-61
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Page 4 - MacroChem reports Topiglan trial results

     "Viagra can't be used in patients taking nitroglycerin," Mr. Palmisano said. "Many of the ED drugs under development have a mechanism of action similar to that of Viagra. Alprostadil, the active ingredient in Topiglan, is the only ED drug ingredient currently approved as safe for treating ED in the more than 6 million American men taking nitroglycerin drugs for cardiovascular disease."

     MacroChem is a pharmaceutical company located in Lexington, MA, focused on developing drugs for hard-to-treat human and veterinary patients. Founded in 1982, the company served largely as a contract research laboratory until late 1997, when it raised more than $20 million to begin developing proprietary topical drugs. It holds U.S. and international patents on SEPA, Topiglan, and four other SEPA-active products and technologies.

                                     -end-

To the extent that this press release discusses matters relating to the development of future products, these are forward-looking statements and are subject to various risk factors that could cause actual results to differ materially from those expressed in the forward-looking statements. The relevant risk factors are set forth in MacroChem's annual report on Form 10-K as filed with the SEC and include, without limitation, risks regarding product development, clinical trials, dependence on third parties for development and licensing arrangements, and risks involving regulatory approval of products, and patents and licenses.

Visit our web site at: http://www.macrochem.com or http://www.mchm.com